Exhibit 99.1

Pixelworks Reports Third Quarter 2021 Financial Results
Revenue Increases Sequentially and More than 85% Year-over-Year, Driven by Record Mobile Sales and Continued Recovery in Projector Business
SAN JOSE, Calif., November 9, 2021 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the third quarter ended September 30, 2021.
Third Quarter and Recent Highlights
•Mobile revenue increased sequentially for the fifth consecutive quarter and was up nearly 3.5x year-over-year to a record, driven by expanded customer adoption of both hardware and software-based visual processing solutions
•vivo launched its high-end iQOO 8 series of smartphones, incorporating Pixelworks’ X5 Pro visual processor to enable ultra-premium display performance and support for variable frame rates of up to 120 Hz
•Pixelworks’ Shanghai subsidiary entered collaboration agreement with Unity Technologies China to synchronize and deliver advanced visual display solutions across the mobile gaming ecosystem
•Projector revenue increased over 6% sequentially and 84% year-over-year, reflecting a continued recovery in customer and end market demand
•Closed previously announced investments in Pixelworks’ Shanghai subsidiary by a combination of private equity and new strategic investors as well as from employee stock ownership platforms, adding total capital net proceeds equivalent to approximately $40 million USD
•Ended the quarter with $66.6 million in cash and cash equivalents
“During the quarter, we extended our recent momentum with sequential growth in each of our end markets and total revenue increased more than 85% year-over-year,” stated Todd DeBonis, President and CEO of Pixelworks. “Mobile revenue increased for the fifth consecutive quarter to reach another quarterly record, and a sustained recovery in the projector market resulted in the highest quarterly revenue since the onset of the pandemic. Gross margin also expanded sequentially, and we were able to hold operating expenses roughly flat to the prior quarter, contributing to another quarter of sequential and year-over-year improvement in our bottom-line results.
“Additionally, we continued to execute on our strategic realignment to establish our Shanghai subsidiary as a profit center and significantly strengthened our balance sheet with $40 million of invested capital at a premium valuation. These actions have been well received by our partners and employees in Asia, while also successfully positioning the Company for accelerated growth and fueling expanded customer engagement, particularly with leading mobile OEMs. Looking ahead, we have strong bookings across each of our end markets and a growing number of mobile design-ins that include follow-on wins with existing tier-one customers and a first win with our third tier-one mobile OEM. Acknowledging the ongoing challenges associated with a supply-constrained environment, we believe the underlying market trends in mobile and increasing demand for higher performance displays will continue to result in expanded adoption of Pixelworks’ visual display technology and drive sustained long-term growth.”
Third Quarter Fiscal 2021 Financial Results
Revenue in the third quarter of 2021 was $15.2 million, compared to $14.1 million in the second quarter of 2021 and $8.2 million in the third quarter of 2020. The sequential and year-over-year increase in third quarter revenue reflected the sustained recovery of demand in the projector market combined with continued growth and record revenue in the mobile market.
On a GAAP basis, gross profit margin in the third quarter of 2021 was 52.5%, compared to 50.6% in the second quarter of 2021 and 48.5% in the third quarter of 2020. Third quarter 2021 GAAP operating expenses were $11.9 million, compared to $11.6 million in the second quarter of 2021 and $12.1 million in the year-ago quarter.

On a non-GAAP basis, third quarter 2021 gross profit margin was 53.1%, compared to 52.7% in the second quarter of 2021 and 55.6% in the year-ago quarter. Third quarter 2021 non-GAAP operating expenses were $10.1 million, compared to $10.1 million in the second quarter of 2021 and $8.9 million in the year-ago quarter.
For the third quarter of 2021, the Company recorded a GAAP net loss of $4.1 million, or ($0.08) per share, compared to a GAAP net loss of $4.4 million, or ($0.08) per share, in the second quarter of 2021, and a GAAP net loss of $8.1 million, or ($0.20) per share, in the year-ago quarter. Note, the Company refers to “net loss attributable to Pixelworks Inc.” as “net loss”.
For the third quarter of 2021, the Company recorded a non-GAAP net loss of $2.2 million, or ($0.04) per share, compared to a non-GAAP net loss of $2.6 million, or ($0.05) per share, in the second quarter of 2021, and a non-GAAP net loss of $4.5 million, or ($0.11) per share, in the third quarter of 2020.
Adjusted EBITDA in the third quarter of 2021 was a negative $1.6 million, compared to a negative $1.8 million in the second quarter of 2021 and a negative $3.5 million in the year-ago quarter.
Cash and cash equivalents at the end of the third quarter of 2021 were $66.6 million, compared to $23.6 million at the end of the second quarter of 2021.
Business Outlook
The Company’s current business outlook, including guidance for the fourth quarter of 2021, will be provided as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, November 9, 2021, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 7737029. A live audio webcast of the call can also be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live webcast, it will be archived for approximately 90 days. A replay of the conference call will also be available through Tuesday, November 16, 2021, and can be accessed by calling 1-855-859-2056 and using passcode 7737029.
About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. Pixelworks is headquartered in San Jose, CA. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, the Pixelworks logo and MotionEngine are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude amortization of acquired intangible assets, stock-based compensation expense, and restructuring expenses, which are all required under GAAP as well as the tax effect of the non-GAAP adjustments and the impact of non-GAAP adjustments to redeemable non-controlling interest,. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks Inc. before interest income and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.

Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile, and video delivery businesses, including market movement and demand, customer engagements, growth in the mobile market, recovery of the projector market, strategy, and additional guidance, particularly as to the business outlook and current market environment and the impact of the COVID-19 pandemic on the same; and the Company’s strategic plan of re-aligning its mobile, projector, and video delivery businesses and the timing and expectations related thereto including improved access to new capital markets and the funding of its growth worldwide. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; and the impact of the COVID-19 pandemic on our business and on our suppliers and customers. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2020, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Revenue, net	$15,196	$14,051	$8,190	$38,516	$31,217
Cost of revenue (1)	7,211	6,940	4,214	19,696	15,417
Gross profit	7,985	7,111	3,976	18,820	15,800
Operating expenses:
Research and development (2)	6,792	6,671	6,062	20,248	18,643
Selling, general and administrative (3)	5,097	4,896	4,621	14,847	14,970
Restructuring	—	—	1,430	—	2,022
Total operating expenses	11,889	11,567	12,113	35,095	35,635
Loss from operations	(3,904)	(4,456)	(8,137)	(16,275)	(19,835)
Interest income (expense) and other, net	54	181	(28)	292	2
Total other income (expense), net	54	181	(28)	292	2
Loss before income taxes	(3,850)	(4,275)	(8,165)	(15,983)	(19,833)
Provision (benefit) for income taxes	(9)	107	(26)	315	257
Net loss	(3,841)	(4,382)	(8,139)	(16,298)	(20,090)
Less: Net income attributable to redeemable non-controlling interest	(232)	—	—	(232)	—
Net loss attributable to Pixelworks Inc.	$(4,073)	$(4,382)	$(8,139)	$(16,530)	$(20,090)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.08)	$(0.08)	$(0.20)	$(0.32)	$(0.51)
Weighted average shares outstanding - basic and diluted	52,768	52,283	40,766	52,245	39,697
——————
(1) Includes:
Amortization of acquired intangible assets	218	218	298	681	894
Stock-based compensation	(138)	76	117	17	345
Restructuring	—	—	166	—	166
(2) Includes stock-based compensation	549	610	820	1,740	2,274
(3) Includes:
Stock-based compensation	1,146	820	913	2,738	3,296
Amortization of acquired intangible assets	53	53	76	166	228

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$7,985	$7,111	$3,976	$18,820	$15,800
Amortization of acquired intangible assets	218	218	298	681	894
Stock-based compensation	(138)	76	117	17	345
Restructuring	—	—	166	—	166
Total reconciling items included in gross profit	80	294	581	698	1,405
Non-GAAP gross profit	$8,065	$7,405	$4,557	$19,518	$17,205
Non-GAAP gross profit margin	53.1%	52.7%	55.6%	50.7%	55.1%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$11,889	$11,567	$12,113	$35,095	$35,635
Reconciling item included in research and development:
Stock-based compensation	549	610	820	1,740	2,274
Reconciling items included in selling, general and administrative:
Stock-based compensation	1,146	820	913	2,738	3,296
Amortization of acquired intangible assets	53	53	76	166	228
Restructuring	—	—	1,430	—	2,022
Total reconciling items included in operating expenses	1,748	1,483	3,239	4,644	7,820
Non-GAAP operating expenses	$10,141	$10,084	$8,874	$30,451	$27,815
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(4,073)	$(4,382)	$(8,139)	$(16,530)	$(20,090)
Reconciling items included in gross profit	80	294	581	698	1,405
Reconciling items included in operating expenses	1,748	1,483	3,239	4,644	7,820
Impact of non-GAAP adjustments to redeemable non-controlling interest	(9)	—	—	(9)	—
Tax effect of non-GAAP adjustments	7	4	(137)	(9)	(144)
Non-GAAP net loss attributable to Pixelworks Inc.	$(2,247)	$(2,601)	$(4,456)	$(11,206)	$(11,009)

Non-GAAP net loss attributable to PIxelworks Inc. per share - basic and diluted	$(0.04)	$(0.05)	$(0.11)	$(0.21)	$(0.28)

Non-GAAP weighted average shares outstanding - basic and diluted	52,768	52,283	40,766	52,245	39,697

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2021		2021		2020		2021		2020
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.08)	$(0.08)	$(0.08)	$(0.08)	$(0.20)	$(0.20)	$(0.32)	$(0.32)	$(0.51)	$(0.51)
Reconciling items included in gross profit	—	—	0.01	0.01	0.01	0.01	0.01	0.01	0.04	0.04
Reconciling items included in operating expenses	0.03	0.03	0.03	0.03	0.08	0.08	0.09	0.09	0.20	0.20
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.04)	$(0.04)	$(0.05)	$(0.05)	$(0.11)	$(0.11)	$(0.21)	$(0.21)	$(0.28)	$(0.28)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	52.5%	50.6%	48.5%	48.9%	50.6%
Amortization of acquired intangible assets	1.4	1.6	3.6	1.8	2.9
Stock-based compensation	(0.9)	0.5	1.4	—	1.1
Restructuring	—	—	2.0	—	0.5
Total reconciling items included in gross profit	0.5	2.1	7.1	1.8	4.5
Non-GAAP gross profit margin	53.1%	52.7%	55.6%	50.7%	55.1%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(4,073)	$(4,382)	$(8,139)	$(16,530)	$(20,090)
Stock-based compensation	1,557	1,506	1,850	4,495	5,915
Amortization of acquired intangible assets	271	271	374	847	1,122
Impact of non-GAAP adjustments to redeemable non-controlling interest	(9)	—	—	(9)	—
Tax effect of non-GAAP adjustments	7	4	(137)	(9)	(144)
Restructuring	—	—	1,596	—	2,188
Non-GAAP net loss attributable to Pixelworks Inc.	$(2,247)	$(2,601)	$(4,456)	$(11,206)	$(11,009)
EBITDA adjustments:
Depreciation and amortization	$762	$906	$861	$2,684	$2,754
Non-GAAP interest expense (income) and other, net	(54)	(181)	28	(292)	(2)
Non-GAAP provision (benefit) for income taxes	(16)	103	111	324	401
Adjusted EBITDA	$(1,555)	$(1,773)	$(3,456)	$(8,490)	$(7,856)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$66,559	$31,257
Short-term marketable securities	—	250
Accounts receivable, net	6,086	4,672
Inventories	1,601	2,445
Prepaid expenses and other current assets	2,002	1,010
Total current assets	76,248	39,634
Property and equipment, net	5,526	5,103
Operating lease right of use assets	5,401	6,606
Other assets, net	960	1,081
Acquired intangible assets, net	361	1,207
Goodwill	18,407	18,407
Total assets	$106,903	$72,038
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,765	$995
Accrued liabilities and current portion of long-term liabilities	15,075	9,452
Current portion of income taxes payable	457	147
Total current liabilities	18,297	10,594
Long-term liabilities, net of current portion	649	1,007
Deposit liability	9,741	—
Operating lease liabilities, net of current portion	3,468	5,088
Income taxes payable, net of current portion	2,090	2,479
Total liabilities	34,245	19,168
Redeemable non-controlling interest	30,288	—
Shareholders’ equity	42,370	52,870
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$106,903	$72,038

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Elias Nader
P: +1-408-200-9271
E: enader@pixelworks.com